UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

To the extent applicable, the section entitled “2026 Annual Shareholder Meeting” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

2026 Annual Shareholder Meeting

On September 16, 2025, the board of directors (the “Board”) of Flux Power Holdings, Inc. (the “Company”) approved a change in the timing of the Company’s annual meeting of stockholders from spring to winter to align with the filing schedule of the Company’s Annual Report on Form 10-K. Accordingly, the Board established December 19, 2025 as the date of the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and set October 24, 2025 as the record date for determining stockholders entitled to receive notice of and vote at the 2026 Annual Meeting. The meeting will be a virtual meeting conducted by live webcast on the internet. Additional details regarding the 2026 Annual Meeting, including the time and matters to be voted upon, will be set forth in the Company’s definitive proxy statement for the 2026 Annual Meeting to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Because the date of the 2026 Annual Meeting is being advanced by more than 30 calendar days from the anniversary of the Company’s prior annual meeting held on May 28, 2025, the deadline for stockholder nominations or proposals for consideration at the 2026 Annual Meeting set forth in the Company’s 2025 Proxy Statement no longer applies. As such, the Company is filing this Current Report on Form 8-K to inform stockholders of the change in date of the 2026 Annual Meeting and to provide the due date for the submission of any qualified stockholder proposals or qualified stockholder director nominations.

In order for stockholder proposals to be presented at the 2026 Annual Meeting, including by means of inclusion of a stockholder proposal in the proxy materials under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the Company’s Amended and Restated Bylaws, the Company must receive proper notice at the Company’s principal executive offices not later than the close of business on October 2, 2025, which is the tenth (10th) day following the filing date of this Current Report on Form 8-K publicly announcing the date of the 2026 Annual Meeting. Any such proposal must also meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for the 2026 Annual Meeting. The October 2, 2025 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act. In addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and the Company’s Amended and Restated Bylaws by October 2, 2025.

Stockholder written proposals should be delivered to Flux Power Holdings, Inc., c/o Corporate Secretary, 2685 S. Melrose Drive, Vista, California 92081. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested. Any director nominations and stockholder proposals received after the October 2, 2025 deadline will be considered untimely and will not be considered for inclusion in the proxy materials for the 2026 Annual Meeting nor will it be considered at the 2026 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Krishna Vanka
Krishna Vanka
Chief Executive Officer

Dated: September 22, 2025